UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2025

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K is being filed solely to amend Item 1.01 and Item 3.02 of the Current Report on Form 8-K filed on November 6, 2025 (the “Original Form 8-K”), to provide the final purchase price and amount of shares purchased from the Company by the Woodman Family Trust. Accordingly, this Form 8-K/A should be read in conjunction with any filings made by the Company with the SEC subsequent to the date of the Original Filing.

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on November 5, 2025, the Company entered into a Subscription Agreement with The Woodman Family Trust of which Mr. Nicholas Woodman, the Company’s Chief Executive Officer and Chairman of the Board of Directors, is co-trustee (such trust, the “Purchaser”), whereby the Company agreed to issue and sell to the Purchaser Class A Common Stock shares, par value $0.0001 of the Company, for an aggregate purchase price of approximately $2,000,000 (the “Subscription Agreement”). Pursuant to the Subscription Agreement, the actual amount of Class A Common Stock shares to be issued were to be determined upon the calculation of the purchase price of the shares, which was calculated as the greater of the following variables: (a) the consolidated closing bid price (as determined pursuant to the rules of the Nasdaq Stock Market) immediately prior to entry into the Subscription Agreement or (b) the average closing price of the Class A Common Stock over the five (5) trading days prior to the date of issuance, as reported on the Nasdaq Global Select Market. On November 10, 2025, the Class A Common Stock shares were issued. The parties to the Subscription Agreement agree the amount of shares is fixed to 1,129,944 at a price per share of $1.77, which price is based on the consolidated closing bid price, which was the greater of the two variables.
The foregoing information is a summary of the Subscription Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement. The Subscription Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01, above, related to the Subscription Agreement is incorporated into this Item 3.02 by reference.

Item 7.01. Regulation FD Disclosure.
On November 13, 2025, the Company issued a press release announcing the closing of the private placement of Class A Common Stock shares by The Woodman Family Trust, in accordance with the terms of the previously disclosed Subscription Agreement, which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.3	Subscription Agreement dated November 5, 2025, by and between The Woodman Family Trust under Trust Agreement dated March 11, 2011 and GoPro, Inc. (Incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on November 6, 2025).
99.1	Press Release of GoPro, Inc. dated November 13, 2025 announcing the closing of the private placement of Class A Common Stock shares in accordance with the terms of the Subscription Agreement.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	November 13, 2025	By: /s/ Brian McGee
Brian McGee Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)